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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  ------------

                          July 21, 2004 (July 21, 2004)
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                Date of Report (Date of earliest event reported)

                              CROMPTON CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

       Delaware                      0-30270                  52-2183153
  --------------------      ------------------------   -------------------------
    (State or Other           (Commission File No.)        (I.R.S. Employer
     Jurisdiction of                                      Identification No.)
     Incorporation)

                  199 Benson Road, Middlebury, Connecticut          06749
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                   (Address of Principal                          (Zip Code)
                    Executive Offices)

                                 (203) 573-2000
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              (Registrant's telephone number, including area code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS.

Crompton Corporation announced on July 21, 2004 that it is planning to offer approximately $600 million aggregate principal amount of senior fixed rate notes and senior floating rate notes (together, the "Senior Notes"). The Senior Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States pursuant to Regulation S under the Securities Act. The Senior Notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibit No.           Description
     -----------           -----------

         99.1              Press Release issued by Crompton Corporation, dated
                           July 21, 2004.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CROMPTON CORPORATION


                                      By: /s/ Barry J. Shainman
                                         -------------------------
                                           Name: Barry J. Shainman
                                           Title: Secretary

                                                        Dated: July 21, 2004

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                                  EXHIBIT INDEX

Exhibit No.                Description
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     99.1                  Press Release issued by Crompton Corporation, dated
                           July 21, 2004.